Exhibit 99.1

Cerus Corporation Announces Record Second Quarter 2020 Results

CONCORD, CA, Aug 4, 2020 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the second quarter ended June 30, 2020.

Recent developments and highlights include:

•

Q2 2020 Total Revenue of $26.8 million - driven by robust year-over-year platelet kit sales growth in the U.S. and strong plasma and illuminator sales in our EMEA region. Total revenue comprised of (in millions, except %):

	Q2 2020	Q2 2019	Change $	Change%
Product Revenue	$21.5	$18.2	$3.3	18.1%
Government Contract Revenue	5.3	4.3	1.0	23.3%

Total Revenue	$26.8	$22.5	$4.3	19.1%

•	Reaffirming 2020 full year product revenue guidance range of $89 million to $93 million - an approximately 20% to 25% increase over 2019 reported product revenue.

•	Submitted a pre-market approval supplement (PMA-S) to the FDA for pathogen reduced cryoprecipitated fibrinogen complex with 5-day post-thaw storage.

•

Finalized INTERCEPT Red Cell CE Mark modular submission schedule, in agreement with our notified body, under new MDR submission pathway, providing clarity on the timing and pathway for red blood cells, the most frequently transfused blood component globally.

•

Reached agreement with FDA on chronic transfusion clinical data required for PMA submission and submitted clinical protocol amendment for the existing Phase 3 RedeS study to allow for enrollment of sickle cell and thalassemia patients.

•	Announced study results demonstrating that the INTERCEPT Blood System inactivates SARS-CoV-2, the causative agent for COVID-19, in plasma components intended for transfusion.

•	Awarded a five-year tender by the Hong Kong Red Cross Blood Transfusion Services for INTERCEPT Blood System for platelets.

•	Cash, cash equivalents, and short-term investments of $136.5 million at June 30, 2020.

“The benefits of pathogen reduced blood products have never been so prominent as they are now during the COVID-19 pandemic. Our Q2 results reflect the highest quarterly product revenue we have recorded to date at $21.5 million. This pandemic has made clear to us not only the resilience of our business during this time, but also the essential role that pathogen inactivation plays in helping ensure the security and safety of the blood supply chain. It has also resulted in greater focus on strategic planning and pandemic preparedness by blood centers,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “Demand for INTERCEPT platelet kits continued to be strong in the U.S. as blood centers and hospitals adopt pathogen reduction to be compliant with the FDA guidance document on platelet safety, which has a compliance deadline that is now less than 8 months away.”

“Our development programs continued to make progress during the quarter. In May, we submitted our PMA-S for pathogen-reduced cryoprecipitated fibrinogen complex, which could result in potential FDA approval by the end of this year. In addition, meetings with the European and U.S. regulatory agencies in the quarter resulted in more expedited and clear pathways to potentially gain regulatory approvals of the INTERCEPT red blood cell system,” continued Greenman.

Revenue

Product revenue during the second quarter of 2020 was $21.5 million, compared to $18.2 million during the same period in 2019. Revenue growth in the quarter benefited from robust year-over-year platelet kit sales in the U.S., in addition to strong plasma kit demand and an increase in illuminator sales in our EMEA region. Year-to-date product revenue totaled $40.1 million, an increase of 12% compared to the same period in 2019.

Government contract revenue from the Company’s Biomedical Advanced Research and Development Authority (BARDA) agreement was $5.3 million during the second quarter of 2020, compared to $4.3 million during the same period in 2019, as a result of increasing INTERCEPT red blood cell clinical and development activities. Year-to-date government contract revenue totaled $11.4 million, compared to $8.7 million in the first half of 2019. The total potential value of the current BARDA agreement is $214 million with $55 million recognized as revenue to date.

BARDA is part of the Office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services. The development of the INTERCEPT red blood cell program has been funded partially with federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No. HHSO100201600009C.

Gross Margins

Gross margins on product revenue during the second quarter of 2020 were 55% and consistent with the prior year period. Gross margins during the first half of 2020 were 55% compared to 54% reported in the first half of 2019.

Operating Expenses

Total operating expenses for the second quarter of 2020 were $31.7 million compared to $31.2 million for the same period the prior year. Year-to-date, operating expenses totaled $63.5 million compared to $60.8 million for the first half of 2019.

Selling, general, and administrative (SG&A) expenses for the second quarter of 2020 totaled $16.1 million, compared to $16.7 million for the second quarter of 2019. The year-over-year decline was due to lower travel and marketing related expenses as a result of the COVID-19 pandemic. Year-to-date SG&A expenses totaled $32.0 million compared to $32.9 million for the first half of 2019.

Research and development (R&D) expenses for the second quarter of 2020 were $15.6 million, compared to $14.4 million for the second quarter of 2019. The increase in year-over-year R&D expenses was due to higher expenses associated with initiatives to expand platelet label claims and development of our INTERCEPT red blood cell system. Year-to-date R&D expenses totaled $31.4 million compared to $27.9 million for the first half of 2019.

Net Loss

Net loss for the second quarter of 2020 was $14.9 million, or $0.09 per diluted share, compared to a net loss of $17.6 million, or $0.13 per diluted share, for the second quarter of 2019. Year-to-date net loss was $31.3 million, or $0.19 per diluted share, compared to $36.4 million, or $0.26 per diluted share, in the first half of 2019.

Cash, Cash Equivalents and Investments

At June 30, 2020, the Company had cash, cash equivalents and short-term investments of $136.5 million, compared to $85.7 million at December 31, 2019.

At June 30, 2020, the Company had approximately $39.5 million in outstanding term loan debt, compared to $39.4 million in outstanding term loan debt at December 31, 2019.

2020 Product Revenue Guidance

The Company expects 2020 product revenue to be in the range of $89 million to $93 million, unchanged from the guidance originally provided on January 13, 2020. The guidance range represents approximately 20% to 25% growth compared to 2019 reported product revenue.

QUARTERLY CONFERENCE CALL

The Company will host a conference call and webcast at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast and view the presentation slides, please visit the Investor Relations page of the Cerus website at at http://www.cerus.com/ir. Alternatively, you may access the live conference call by dialing (866) 235-9006 (U.S.) or (631) 291-4549 (international).

A replay will be available on the Company’s website, or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and entering conference ID number 6681405. The replay will be available approximately three hours after the call through August 18, 2020.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Based in Concord, California, our employees are dedicated to deploying and supplying vital technologies and pathogen-

protected blood components for blood centers, hospitals and ultimately patients who rely on safe blood. With the INTERCEPT Blood System, we are focused on protecting patients by delivering the full complement of reliable products and expertise for transfusion medicine. Cerus develops and markets the INTERCEPT Blood System and remains the only company in the blood transfusion space to earn both CE Mark and FDA approval for pathogen reduction of both platelet and plasma components. Cerus currently markets and sells the INTERCEPT Blood System in the United States, Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world. The INTERCEPT Red Blood Cell system is in clinical development. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2020 annual product revenue guidance; the potential approval of Cerus’ PMA-S for pathogen-reduced cryoprecipitated fibrinogen complex and the potential timing thereof; the potential for marketing approvals of the INTERCEPT red blood cell system; the potential to expand platelet label claims and development of the INTERCEPT red blood cell system; the total potential value of Cerus’ agreement with BARDA; and other statements that are not historical facts. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2020 annual product revenue guidance, (b) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (c) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, and/or (d) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline product candidates, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results; risks associated with Cerus’ lack of commercialization experience in the United States and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System for platelets and plasma in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks (a) that the INTERCEPT Blood System does not have approved label claims for SARS-CoV-2 inactivation and may not successfully inactivate SARS-CoV-2; (b) that convalescent plasma therapies are unproven in treating, and may be ineffective in treating, patients with COVID-19, (c) that Cerus will continue to experience delays in successfully initiating, conducting or completing clinical trials as a result of the COVID-19 pandemic, (d) that Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT platelet and plasma systems, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval for the INTERCEPT platelet and/or plasma systems, (e) that Cerus may be unable to obtain U.S. marketing or CE Mark approvals, or any other regulatory approvals, of the INTERCEPT red blood cell system in a timely manner or at all, (f) related to Cerus’ ability to expand the label claims and product configurations for the INTERCEPT platelet and plasma systems in the United States, including for pathogen-reduced cryoprecipitated fibrinogen complex, which will require additional regulatory approvals, (g) that Cerus’ PMA-S for pathogen-reduced cryoprecipitated fibrinogen complex may not be accepted or approved in a timely manner or at all, (h) that applicable regulatory authorities may disagree with Cerus‘ interpretations of the data from its clinical studies and/or may otherwise determine not to approve Cerus’ regulatory submissions, including Cerus’ PMA-S for pathogen-reduced cryoprecipitated fibrinogen complex, in a timely manner or at all, and (i) that even if Cerus’ regulatory submissions are approved, Cerus may not receive label claims for all requested indications or for indications with the highest unmet need or market acceptance; risks associated with Cerus’ lack of experience in marketing products directly to hospitals and expertise complying with regulations governing finished biologics; risks associated with the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under Cerus’ BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, including in connection with the general economic environment and uncertainty associated with the evolving effects of the COVID-19 pandemic, such that the anticipated activities that Cerus expects to conduct with the funds available from BARDA may be delayed or halted and that Cerus may not otherwise realize the total potential value under its agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negative impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture pathogen-reduced cryoprecipitate; risks associated with Cerus’ ability to meet its debt service obligations and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including Cerus’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020. In addition, to the extent that the COVID-19 pandemic adversely affects Cerus’ business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Contact:

Tim Lee – Investor Relations Director

Cerus Corporation

925-288-6137

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2020	2019	$	%	2020	2019	$	%
Europe, Middle East and Africa	$14,462	$12,748	$1,714	13%	$26,682	$25,400	$1,282	5%
North America	6,400	5,158	1,242	24%	12,477	9,709	2,768	29%
Other	641	303	338	112%	955	604	351	58%

Total product revenue	$21,503	$18,209	$3,294	18%	$40,114	$35,713	$4,401	12%

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Product revenue	$21,503	$18,209	$40,114	$35,713
Cost of product revenue	9,705	8,111	18,025	16,543

Gross profit on product revenue	11,798	10,098	22,089	19,170

Government contract revenue	5,324	4,266	11,354	8,727

Operating expenses:
Research and development	15,618	14,417	31,428	27,857
Selling, general and administrative	16,112	16,740	32,025	32,901

Total operating expenses	31,730	31,157	63,453	60,758

Loss from operations	(14,608)	(16,793)	(30,010)	(32,861)
Total non-operating expense, net	(196)	(708)	(1,203)	(3,372)

Loss before income taxes	(14,804)	(17,501)	(31,213)	(36,233)
Provision for income taxes	67	61	124	121

Net loss	$(14,871)	$(17,562)	$(31,337)	$(36,354)

Net loss per share:
Basic and diluted	$(0.09)	$(0.13)	$(0.19)	$(0.26)

Weighted average shares used for calculating net loss per share:
Basic and diluted	164,383	138,281	160,894	137,698

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$34,900	$34,986
Short-term investments	101,570	50,732
Accounts receivable	17,624	16,882
Inventories	18,425	19,490
Prepaid and other current assets	6,452	6,018

Total current assets	178,971	128,108
Non-current assets:
Property and equipment, net	14,534	14,898
Goodwill and intangible assets, net	1,347	1,448
Operating lease right-of-use assets	13,768	14,122
Restricted cash and other assets	6,874	6,959

Total assets	$215,494	$165,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$35,696	$43,136
Debt – current	4,950	5,017
Operating lease liabilities – current	1,793	1,613
Deferred product revenue – current	706	570

Total current liabilities	43,145	50,336
Non-current liabilities:
Debt – non-current	39,500	39,414
Operating lease liabilities – non-current	17,611	18,406
Other non-current liabilities	713	327

Total liabilities	100,969	108,483

Stockholders’ equity:	114,525	57,052

Total liabilities and stockholders’ equity	$215,494	$165,535